Exhibit 23.2

INDEPENDENT REGISTERED (WITHDRAWL PENDING) PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of 1427702 B.C. Ltd. on Amendment No. 2 to Form F-4 of our report dated June 19, 2023 with respect to our audits of the consolidated financial statements of Filament Health Corp. as of December 31, 2022 and 2021, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in this Registration Statement.

/s/ Crowe Mackay LLP

Crowe Mackay LLP

Vancouver, BC

October 13, 2023